Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Third Quarter 2006 Financial Results
ATLANTA, November 7, 2006 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2006.
Highlights of Financial Results
•	Net loss for the 2006 third quarter was $4.2 million or ($.69) per basic and diluted share, including a loss on discontinued operations of $0.2 million, a charge of $2.0 million related to grants under the recently adopted management incentive plan for the Company’s senior executives, a charge of $1.7 million associated with the voluntary surrender and cancellation of stock options by the Company’s chief executive officer, $0.4 million of other stock-based compensation charges, and a charge of $0.2 million for severance related to the Company’s operational restructuring which began in the third quarter of 2005. This compares to a net loss of $20.8 million, or ($3.35) per basic and diluted share for the same period in 2005, which included a loss from discontinued operations of $1.1 million, and a charge of $7.9 million for severance and other charges related to the previously mentioned operational restructuring.

•	Adjusted EBITDA for the 2006 third quarter was $8.7 million compared to a negative adjusted EBITDA of ($5.4 million) for the same period in 2005. The 2006 third quarter adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $1.7 million charge related to the cancellation of the CEO’s options, the $2.4 million of charges related to other stock-based compensation, and the $0.2 million charge for severance associated with the operational restructuring. The negative adjusted EBITDA for the third quarter of 2005 is EBITDA for the period excluding the $7.9 million operational restructuring charge and $0.1 million of stock-based compensation charges. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.)

•	Consolidated revenue for the third quarter of 2006 was $64.7 million, a decline of 2.6% compared to $66.4 million for the same period in 2005. Cost of Revenue and SG&A expenses combined were $62.7 million for the third quarter, a decrease of $12.7 million, or 16.8%, compared to the same period in 2005.

•	Net loss for the first nine months of 2006 was $18.2 million or ($2.95) per basic and diluted share, including a non-cash charge of $10 million resulting from the Company’s financial restructuring which was completed in March of this year, a loss on discontinued operations of $0.9 million, a charge of $1.7 million related to the cancellation of stock options, charges of $3.1 million related to other stock-based compensation, and a charge of $2.1 million for severance and other charges related to the operational restructuring. This compares to a net loss of $32.0 million, or ($5.16) per basic and diluted share for the same period in 2005, which included a loss on discontinued operations of $1.2 million, the $7.9 million charge related to the operational restructuring, $0.3 million of stock-based compensation charges, and accruals of $3.5 million for the retirement benefits of the Company’s former chairman and CEO, John Cook, and its former vice chairman, Jack Toma.

•	Adjusted EBITDA for the first nine months of 2006 was $21.8 million compared to negative adjusted EBITDA of ($0.3 million) in the first nine months of 2005. Adjusted EBITDA for the 2006 nine-month period excludes a $1.7 million charge related to the cancellation of stock options, $3.1 million of charges related to other stock-based compensation, and a $2.1 million charge for severance and other charges associated with the operational restructuring. The negative adjusted EBITDA for the first nine months of 2005 is EBITDA for the period excluding the $3.5 million retirement accrual for Messrs. Cook and Toma, the $7.9 million operational restructuring charge, and $0.3 million of stock-based compensation charges.

•	Consolidated revenue for the first nine months of 2006 was $195.6 million, a decline of 11.0% compared to $219.7 million for the first nine months of 2005. Cost of Revenue and SG&A expenses combined were $186.9 million for the 2006 nine-month period, a decrease of $48.0 million, or 20.4%, compared to the same period in 2005.
Liquidity
At September 30, 2006 the Company had cash and cash equivalents of $18.8 million and had no borrowings against its revolving credit facility. Debt outstanding at period end included a $25 million variable rate term loan due 2010, $0.9 million of 4.75% convertible notes due in November 2006, $51.5 million in principal amount of 11.0% Senior Notes Due 2011, and $62.5 million in principal amount of 10.0% Senior Convertible Notes Due 2011. Included in the $62.5 million in principal amount of 10.0% Senior Convertible Notes outstanding at September 30, 2006 is $2.9 million in additional principal amount resulting from the Company’s third quarter payment in kind of interest due under the notes. In addition, at September 30, 2006, the Company had 9.0% Series A preferred stock outstanding with an aggregate liquidation preference of $14.3 million, which is mandatorily redeemable in 2011. At September 30, 2005, the Company had cash and cash equivalents of $10.0 million and $12.4 million of borrowings against its revolving credit facility. Debt outstanding at September 30, 2005 also included $125 million in principal amount of 4.75% convertible notes due November 2006.

“The turnaround initiated a year ago, including our major restructuring of costs and expenses, continues to drive significant improvement in both our operating performance and our financial strength,” said James B. McCurry, chairman, president and CEO. “Our strategy of focusing on our most important clients is beginning to pay off, and we remain optimistic that our audit of Medicare payments in California will make an important contribution to our future earnings.”
Third Quarter Earnings Call
As previously announced, management will hold a conference call at 10:00 AM (EST) today to discuss its third quarter and year to date financial results.
To access the conference call, listeners in the U.S. and Canada should dial +1 866-510-0707 at least 5-10 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-597-5376. To be admitted to the call, listeners should use passcode 97385952. A replay of the call will be available one hour after the conclusion of the live call, extending through November 21, 2006. To directly access the replay, dial +1 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 34136568.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “(NASDAQ: PRGX)” under “Investor Relations”). A replay of the audiocast will be available at the same location on www.prgx.com beginning one hour after the conclusion of the live audiocast, extending through November 21, 2006. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating

EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical information. Such statements include both implied and express statements regarding the Company’s financial condition and position, the expected contribution to earnings of its Medicare payments audit in California and the ability to successfully complete the Company’s operational turnaround (including plans to streamline the Company’s organization). Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to retain personnel, Medicare audit revenues that do not meet expectations or justify costs incurred, the Company’s ability to replace the declining revenues from its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business and the success of its restructuring plan, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2006 and its Registration Statement on Form S-1, as amended and filed on August 15, 2006. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenues	$64,733	$66,415	$195,579	$219,724
Cost of revenues	44,194	48,057	137,740	147,649

Gross margin	20,539	18,358	57,839	72,075

Selling, general and administrative expenses	18,535	27,374	49,120	87,211
Operational restructuring expense	153	7,922	2,141	7,922

Operating income (loss)	1,851	(16,938)	6,578	(23,058)

Interest expense, net	(5,260)	(2,089)	(12,072)	(5,960)
Loss on financial restructuring	82	—	(10,047)	—

Loss from continuing operations before income taxes and discontinued operations	(3,327)	(19,027)	(15,541)	(29,018)

Income taxes	726	715	1,714	1,814

Loss from continuing operations before discontinued operations	(4,053)	(19,742)	(17,255)	(30,832)

Discontinued operations:
Earnings (loss) from discontinued operations	(181)	(1,056)	(918)	(1,154)

Net loss	$(4,234)	$(20,798)	$(18,173)	$(31,986)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations before discontinued operations	$(0.66)	$(3.18)	$(2.80)	$(4.97)
Discontinued operations	(0.03)	(0.17)	(0.15)	(0.19)

Net loss	$(0.69)	$(3.35)	$(2.95)	$(5.16)

Weighted average common shares outstanding:
Basic	6,575	6,203	6,391	6,200

Diluted	6,575	6,203	6,391	6,200

     Certain reclassifications have been made to the 2005 amounts to conform to the presentation in 2006.
     These reclassifications include the reclassification of certain business units as discontinued operations.

SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,848	$11,848
Restricted cash	3,620	3,096
Receivables:
Contract receivables	45,695	53,199
Employee advances and miscellaneous receivables	2,579	2,737

Total receivables	48,274	55,936

Funds held for client obligations	45,212	32,479
Prepaid expenses and other current assets	3,313	3,180

Total current assets	119,267	106,539

Property and equipment	11,430	17,453
Goodwill	4,600	4,600
Intangible assets	23,408	24,447
Other assets	13,534	9,023

	$172,239	$162,062

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Convertible notes	$904	$466
Current portion of other debt obligations	500	—
Obligation for client payables	45,212	32,479
Accounts payable and accrued expenses	28,247	34,103
Accrued payroll and related expenses	39,442	44,031
Deferred revenue	3,577	4,583

Total current liabilities	117,882	115,662

Convertible notes	—	123,601
Senior notes	43,473	—
Senior convertible notes	68,264	—
Other debt obligations	24,500	16,800
Deferred compensation	869	1,388
Other long-term liabilities	7,464	6,976

Total liabilities	262,452	264,427

Mandatorily redeemable participating preferred stock	14,340	—

Shareholders’ equity (deficit):
Common stock	72	68
Additional paid-in capital	509,900	494,826
Accumulated deficit	(568,892)	(550,719)
Accumulated other comprehensive income	3,077	2,400
Treasury stock, at cost	(48,710)	(48,710)
Unamortized portion of stock compensation expense	—	(230)

Total shareholders’ equity (deficit)	(104,553)	(102,365)

	$172,239	$162,062

SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Reconciliation of net loss to adjusted EBITDA:

Net earnings (loss)	$(4,234)	$(20,798)	$(18,173)	$(31,986)

Adjust for:
Earnings (loss) from discontinued operations	(181)	(1,056)	(918)	(1,154)

Loss from continuing operations	(4,053)	(19,742)	(17,255)	(30,832)

Adjust for:
Income taxes	726	715	1,714	1,814
Interest	5,260	2,089	12,072	5,960
Loss on financial restructuring	(82)	—	10,047	—
Depreciation and amortization	2,562	3,508	8,286	11,024

EBITDA	4,413	(13,430)	14,864	(12,034)

Messrs. Cook & Toma retirement/severance	—	—	—	3,529
Operational restructuring expense	153	7,922	2,141	7,922
FAS 123R compensation	4,101	83	4,835	279

Adjusted EBITDA	$8,667	$(5,425)	$21,840	$(304)

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating the company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Cash flows from operating activities:

Net earnings (loss)	$(4,234)	$(20,798)	$(18,173)	$(31,986)
Earnings (loss) from discontinued operations	(181)	(1,056)	(918)	(1,154)

Loss from continuing operations	(4,053)	(19,742)	(17,255)	(30,832)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operations:
(Gain) loss on financial restructuring	(82)	—	10,047	—
Depreciation and amortization	2,562	3,508	8,286	11,024
Stock-based compensation expense	4,101	83	4,835	279
Amortization of debt discounts and deferred costs	552	334	1,130	836
Other, primarily changes in assets and liabilities	(2,119)	15,494	1,446	9,350

Net cash provided by (used in) operating activities	961	(323)	8,489	(9,343)

Cash flows from investing activities — purchases of property and equipment, net of disposals	(440)	(1,516)	(923)	(5,058)

Cash flows from investing activities:
Net borrowings (repayments) of debt	—	(100)	8,200	12,400
Issuance costs of preferred stock	—	—	(1,281)	—
Payments for deferred loan costs	—	—	(7,750)	—
Net proceeds from common stock issuances	—	—	—	772

Net cash provided by (used in) financing activities	—	(100)	(831)	13,172

Cash flows from discontinued operations	(178)	(957)	(547)	(808)

Effect of exchange rates on cash and cash equivalents	(90)	642	812	(571)

Net increase (decrease) in cash and cash equivalents	253	(2,254)	7,000	(2,608)

Cash and cash equivalents at beginning of period	18,595	12,242	11,848	12,596

Cash and cash equivalents at end of period	$18,848	$9,988	$18,848	$9,988